MCLAUGHLIN & STERN, LLP
                                  DAVID W. SASS
                                     Partner
                          Direct Phone: (212) 448-6215
                           Direct Fax: (212) 448-6277
                        E-Mail: dsass@mclaughlinstern.com
                              260 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066

                                MILLBROOK OFFICE
                                 Franklin Avenue
                                  P.O. Box 1369
                            Millbrook, New York 12545
                                 (845) 677-5700
                               Fax (845) 677-0097

                                                     March 17, 2005

                                                                 EXHIBIT 5.1

Securities and Exchange Commission
Washington, D.C.


Gentlemen:

         We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by TRUST LICENSING, INC. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on or about the date hereof. The Registration relates to the registration of 50,000,000 shares ("Shares") of Common Stock, par value 0.0001 per share issuable upon exercise of stock options and restricted stock to be granted pursuant to the Company's Equity Incentive Plan (the "Plan").

         We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws and amendments thereto of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

         Based on the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of state of Delaware.

            2. Based upon the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Plan, the Shares pursuant to the Plan will be duly authorize, validly issued, fully paid and nonassessable.




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MCLAUGHLIN & STERN, LLP


         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the use of our name therein and under the caption Legal Matters in the Prospectus.

                                                       Very truly yours,


                                                     McLaughlin & Stern, LLP